EXHIBIT 4.5

[FORM OF 2042 NOTE – REG S]

Permanent Global Fixed Rate Note

                    THIS NOTE IS A GLOBAL NOTE WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN CERTIFICATED FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO A NOMINEE OF DTC, BY A NOMINEE OF DTC TO DTC OR ANOTHER NOMINEE OF DTC, OR BY DTC OR A NOMINEE OF DTC TO A SUCCESSOR OF DTC OR A NOMINEE OF SUCH SUCCESSOR. UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF DTC TO AMERICAN EXPRESS COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

                    THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE RESOLD, PLEDGED OR TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, SUCH REGISTRATION. THE HOLDER HEREOF, BY PURCHASING THIS SECURITY, AGREES ON ITS OWN BEHALF AND ON BEHALF OF ANY INVESTOR ACCOUNT FOR WHICH IT HAS PURCHASED SECURITIES, THAT THIS SECURITY OR ANY INTEREST OR PARTICIPATION HEREIN MAY BE OFFERED, RESOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (I) TO AMERICAN EXPRESS COMPANY (THE “ISSUER”) OR ANY OF ITS SUBSIDIARIES, (II) SO LONG AS THIS SECURITY IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT (“RULE 144A”), TO A PERSON THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A) IN ACCORDANCE WITH RULE 144A, (III) IN AN OFFSHORE TRANSACTION TO A NON-U.S. PERSON IN ACCORDANCE WITH RULE 903 OR 904 OF REGULATION S UNDER THE SECURITIES ACT, (IV) PURSUANT TO AN EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE) OR ANY OTHER AVAILABLE EXEMPTION FROM SUCH REGISTRATION, OR (V) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT, AND IN EACH OF SUCH CASES IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR OTHER APPLICABLE JURISDICTION. THE HOLDER

HEREOF, BY PURCHASING THIS SECURITY, REPRESENTS AND AGREES THAT IT IS NOT A U.S. PERSON NOR IS IT PURCHASING FOR THE ACCOUNT OF A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH REGULATION S UNDER THE SECURITIES ACT. THE FOREGOING LEGEND MAY BE REMOVED FROM THIS SECURITY ONLY WITH THE CONSENT OF THE ISSUER.

          BY ITS ACQUISITION OF THIS SECURITY THE HOLDER THEREOF WILL BE DEEMED TO HAVE REPRESENTED AND WARRANTED THAT EITHER (I) NO PORTION OF THE ASSETS USED BY SUCH HOLDER TO ACQUIRE OR HOLD THIS SECURITY CONSTITUTES THE ASSETS OF AN EMPLOYEE BENEFIT PLAN THAT IS SUBJECT TO TITLE I OF THE U.S. EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED (“ERISA”), OF A PLAN, INDIVIDUAL RETIREMENT ACCOUNT OR OTHER ARRANGEMENT THAT IS SUBJECT TO SECTION 4975 OF THE U.S. INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE “CODE”), OR PROVISIONS UNDER ANY OTHER FEDERAL, STATE, LOCAL, NON-U.S. OR OTHER LAWS OR REGULATIONS THAT ARE SIMILAR TO SUCH PROVISIONS OF ERISA OR THE CODE (“SIMILAR LAWS”), OR OF AN ENTITY WHOSE UNDERLYING ASSETS ARE CONSIDERED TO INCLUDE “PLAN ASSETS” OF ANY SUCH PLAN, ACCOUNT OR ARRANGEMENT, OR (II) THE ACQUISITION AND HOLDING OF THIS SECURITY WILL NOT CONSTITUTE OR GIVE RISE TO A NON-EXEMPT PROHIBITED TRANSACTION UNDER SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE OR A VIOLATION UNDER ANY APPLICABLE SIMILAR LAWS.

AMERICAN EXPRESS COMPANY

4.050% Senior Notes due December 3, 2042

$ _________________

No. _________________

CUSIP No. U02581 AH6*
ISIN USU02581AH64*

          AMERICAN EXPRESS COMPANY, a New York corporation (hereinafter called the “Company,” which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal sum of $[•] on December 3, 2042, and to pay interest (computed on the basis of a 360-day year comprised of twelve 30-day months) thereon from December 3, 2012, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, on June 3 and December 3 in each year, commencing June 3, 2013 and at maturity or upon redemption or repayment, if any, at the rate per annum specified in the title of this Note, until the principal hereof is paid or made available for payment (and, in the case of a default in the payment of principal or interest, at the rate of 4.050% per annum on such overdue principal and (to the extent that the payment of such interest shall be legally enforceable) on such overdue interest which shall accrue from the date of such default to the date payment of such principal or interest has been made or duly provided for). The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in said Indenture, be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on May 15 or November 15, as the case may be, next preceding such Interest Payment Date. In any case where such Interest Payment Date shall not be a Business Day, then (notwithstanding any other provision of said Indenture or the Notes) payment of such interest need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on such date, and, if such payment is so made, no additional principal, interest or other payments shall be payable as a result of such delay. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the registered Holder on June 3 or December 3, as the case may be, and may be paid to the Person in whose name this Note (or one or more Predecessor Securities) is registered at the close of business on a Record Date for the payment of such Defaulted Interest to be fixed by the Trustee for the Notes, notice whereof shall be given to Holders of Notes not less than 10 days prior to such record date, or may be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Notes may be listed, and upon such notice as may be required by such exchange, all as more fully provided in said Indenture. Payment of the principal of and interest on this Note will initially be made at the principal corporate trust

* At such time as the Company notifies the Trustee to remove the legend set forth in the second and third paragraphs hereof pursuant to Appendix A of the Indenture, the unrestricted CUSIP and the ISIN numbers for this Note shall be deemed to be CUSIP No. 025816 BF5 and ISIN No. US025816BF52, respectively.

office of the Trustee. At the option of the Company, payment of interest may be made, subject to collection, by U.S. dollar check drawn on a bank in The City of New York and mailed to the Person in whose name this Note is registered at such Person’s address as provided in Securities Register. For Holders of at least $1,000,000 in aggregate principal amount of this Note, payment will be made by wire transfer to a U.S. dollar account maintained by the payee with a bank in The City of New York or in Europe, provided that the Trustee receives a written request from such Holder to such effect designating such account no later than the May 15 or November 15, as the case may be, immediately preceding such interest payment date.

          Additional provisions of this Note are contained on the reverse hereof and such provisions shall have the same effect as though fully set forth in this place.

          Unless the certificate of authentication hereon has been executed by or on behalf of the Trustee for the Notes by manual signature, this Note shall not be entitled to any benefit under the Indenture, or be valid or obligatory for any purpose.

          IN WITNESS WHEREOF, AMERICAN EXPRESS COMPANY has caused this instrument to be duly executed under its corporate seal.

Dated:

TRUSTEE’S CERTIFICATE	AMERICAN EXPRESS COMPANY
OF AUTHENTICATION

By:
This is one of the Securities described
in the within-mentioned Indenture.

THE BANK OF NEW YORK MELLON	Attest:
As Trustee

By:
Authorized Signatory

[FORM OF REVERSE OF NOTE]

AMERICAN EXPRESS COMPANY

4.050% Senior Notes due December 3, 2042

$[•]

No.

          This Note is one of a duly authorized issue of debentures, notes or other evidences of indebtedness (hereinafter called the “Securities”) of the Company of the series hereinafter specified, all such Securities issued and to be issued under an indenture dated as of December 3, 2012, between the Company and The Bank of New York Mellon, as Trustee (the “Indenture”), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the rights and limitation of rights thereunder of the Holders of the Securities and of the rights, obligations, duties and immunities of the Trustee for each series of Securities and of the Company, and the terms upon which the Securities are and are to be authenticated and delivered. As provided in the Indenture, the Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may be denominated in currencies other than U.S. dollars (including composite currencies), may mature at different times, may bear interest, if any, at different rates, may be subject to different redemption provisions, if any, may be subject to different sinking, purchase or analogous funds, if any, may be subject to different covenants and Events of Default and may otherwise vary as in the Indenture provided or permitted. This Note is one of a series of the Securities designated 4.050% Senior Notes due December 3, 2042 (the “Notes”). Additional notes with the same ranking, interest rate, maturity date and other terms, other than the original issue date, interest accrual date, first payment of interest and issue price, and with the same CUSIP number as those of the Notes may be issued by the Company without notice to or consent of the Holders of the Notes. Such further notes shall be consolidated and form a single series with the Notes.

          The holder of this Note is entitled to the benefits of a Registration Rights Agreement (the “Registration Agreement”), dated as of December 3, 2012, between the Company and Credit Suisse Securities (USA) LLC, as representative of the dealer managers appointed by the Company in respect of the offer by the Company to exchange the Notes and cash for its 8.150% senior notes due 2038. Capitalized terms used in this paragraph but not defined herein have the meanings assigned to them in the Registration Agreement. In the event that (i) by May 2, 2013, neither the Exchange Offer Registration Statement nor a Shelf Registration Statement has been filed with the Commission; (ii) by July 1, 2013, the Exchange Offer Registration Statement has not been declared effective; (iii) by August 30, 2013, neither the Registered Exchange Offer has been consummated nor, if required in lieu thereof, the Shelf Registration Statement has not become effective; (iv) after either the Exchange Offer Registration Statement or the Shelf Registration Statement becomes effective (A) such Registration Statement thereafter ceases to be or is not effective or (B) such Registration Statement or the related prospectus ceases to be or is not usable (except as permitted in the immediately following paragraph) in connection with resales of Transfer

Restricted Securities during the periods specified herein because either (1) any event occurs as a result of which the related prospectus forming part of such Registration Statement would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made not misleading, (2) it shall be necessary to amend such Registration Statement or supplement the related prospectus, to comply with the Securities Act or the Exchange Act or the respective rules thereunder, or (3) such Registration Statement is a Shelf Registration Statement that has expired before a replacement Shelf Registration Statement shall have become effective, in each case following July 1, 2013 (each event in (i) through (v) above a “Registration Default”), Additional Interest shall accrue on the Notes over and above the interest set forth in the title of the Notes above from and including the date on which any such Registration Default shall occur to but excluding the date on which all such Registration Defaults have been cured, at a rate of 0.25% per annum, plus an additional 0.25% per annum from and during any period in which a Registration Default has continued for more than 90 days, up to a maximum rate of 0.50% per annum. In no event shall Additional Interest accrue on the Notes at a rate exceeding 0.50% per annum.

          A Registration Default referred to in clause (iv) of the immediately preceding paragraph shall be deemed not to have occurred and be continuing in relation to a Shelf Registration Statement or the related prospectus if (i) such Registration Default has occurred solely as a result of (x) the filing of a post-effective amendment to such Shelf Registration Statement to incorporate annual audited financial information with respect to the Company where such post-effective amendment is not yet effective and needs to be declared effective to permit Holders to use the related prospectus or (y) other material events, with respect to the Company that would need to be described in such Shelf Registration Statement or the related prospectus and (ii) in the case of clause (y), the Company is proceeding promptly and in good faith to amend or supplement such Shelf Registration Statement and related prospectus to describe such events; provided, however, that in any case if such Registration Default occurs for a period in excess of 90 days (whether or not consecutive) during any 365 day period Additional Interest shall be payable in accordance with the above paragraph from the day such Registration Default occurs until such Registration Default is cured. Any amounts of Additional Interest due pursuant to clause (i), (ii), (iii) or (iv) of the immediately preceding paragraph shall be payable in cash on the regular interest payment dates with respect to the Notes. The amount of Additional Interest shall be determined by multiplying the applicable Additional Interest rate by the principal amount of the Notes, multiplied by a fraction, the numerator of which is the number of days such Additional Interest rate was applicable during such period (determined on the basis of a 360-day year comprised of twelve 30-day months), and the denominator of which is 360.

          The Notes may not be redeemed prior to Stated Maturity unless: if as a result of (a) any change in (including any announced prospective change), or amendment to, the laws (including any regulations or rulings promulgated thereunder) of the United States (or any political subdivision or taxing authority thereof or therein), or any change in (including any announced prospective change), or amendment to, any official position regarding the application or interpretation of such laws, which change or amendment is announced or becomes effective on or after November 13, 2012, or (b) a taxing authority of the United States taking any action, or such action becoming generally known, on or after November 13,

2012, whether or not such action is taken with respect to the Company or any of its affiliates, there is in either case a material increase in the probability that the Company will or may be required to pay additional amounts as provided for below, then the Company may in either case, at its option, redeem, in whole or in part, the Notes, at a redemption price equal to the principal amount of the Notes being redeemed, together with any accrued and unpaid interest thereon to the date fixed for redemption (the “Redemption Date”); provided that the Company determines, in its business judgment, that the obligation to pay such additional amounts cannot be avoided by the use of reasonable measures available to it, not including substitution of the obligor under the Notes. Prior to the publication of any notice of redemption, the Company will deliver to the Trustee an officer’s certificate stating that the Company is entitled to effect a redemption and setting forth a statement of facts showing that the conditions precedent to the Company’s right to redeem have occurred and an opinion of counsel to that effect based on that statement of facts.

          Notice of redemption shall be mailed to the registered Holders of the Notes designated for redemption at their addresses as the same shall appear on the Securities Register, not less than 30 days nor more than 60 days prior to the Redemption Date, subject to all the conditions and provisions of the Indenture.

          In the event of redemption of this Note in part only, a new Note or Notes for the amount of the unredeemed portion hereof shall be issued in the name of the Holder hereof upon the cancellation hereof.

          The Company shall, subject to the exceptions and limitations set forth below, pay as additional interest on the Note, such additional amounts as are necessary in order that the net payment by the Company or a paying agent of the principal of and interest on the Note to a Holder who is a Non-United States Holder (as defined below), after deduction for any present or future tax, assessment or governmental charge of the United States or a political subdivision or taxing authority thereof or therein, imposed by withholding with respect to the payment, will not be less than the amount that would have been payable had no such withholding or deduction been required.

          The Company’s obligation to pay additional amounts shall not apply (1) to a tax, assessment or governmental charge that would not have been imposed but for the beneficial owner or the Holder, or a fiduciary, settlor, beneficiary, member or shareholder of, or possessor of a power over, the Holder if the Holder is an estate, trust, partnership, limited liability company, corporation or other entity, or a person holding a power over an estate or trust administered by a fiduciary Holder, being considered as (a) being or having been present or engaged in a trade or business in the United States or having or having had a permanent establishment in the United States, (b) having a current or former relationship with the United States, including a relationship as a citizen or resident thereof, (c) being or having been a foreign or domestic personal holding company, a passive foreign investment company or a controlled foreign corporation with respect to the United States, a corporation that has accumulated earnings to avoid United States federal income tax or a private foundation or other tax-exempt organization or (d) being or having been a “10-percent shareholder” of the Company as defined in section 871(h)(3) of the United States Internal Revenue Code of 1986, as amended (the “Code”), or any successor provision or being or having been a bank whose receipt of interest on a Note is described in section 881(c)(3)(A) of the Code or any successor provision; (2) to any beneficial owner that is not the sole beneficial owner of the Note, or a portion thereof, or that is a fiduciary, partnership, limited liability company or other fiscally transparent entity, but only to the extent that a beneficiary or settlor with respect to the fiduciary, or a beneficial owner or member of the partnership, limited liability company or other fiscally transparent entity, would not have been entitled to the payment of an additional amount had the beneficiary, settlor, beneficial owner or member received directly its beneficial or distributive share of the payment; (3) to a tax, assessment or governmental charge (including backup withholding) that would not have been imposed but for the failure of the Holder or any other person to comply with certification, information, documentation, reporting or other similar requirements concerning the nationality, residence, identity or connection with the United States of the Holder or beneficial owner of such Note, if compliance is required by statute or by regulation of the United States Treasury Department, without regard to any tax treaty, or by an applicable income tax treaty to which the United States is a party as a precondition to partial or complete relief or exemption from such tax, assessment or other governmental charge (including, but not limited to, the failure to provide United States Internal Revenue Service (“IRS”), Form W-8BEN, W-8ECI or any subsequent versions thereof), or any other certification, information, documentation, reporting or other similar requirement under United States income tax laws or regulations that would establish entitlement to otherwise applicable relief or exemption from any tax, assessment or governmental charge; (4) to a tax, assessment or governmental charge that is imposed otherwise than by withholding by the Company or a paying agent from the payment; (5) to a tax, assessment or governmental charge that would not have been imposed or withheld but for a change in law, regulation, or administrative or judicial interpretation that becomes effective more than 10 days after the payment becomes due or is duly provided for, whichever occurs later; (6) to a tax, assessment or governmental charge that is imposed or withheld by reason of the presentation of a Note for payment more than 30 days after the date on which such payment becomes due or is duly provided for, whichever occurs later; (7) to an estate, inheritance, gift, sales, excise, transfer, wealth or personal property tax or a similar tax, assessment or governmental charge; (8) to any tax, assessment or other governmental charge required to be withheld by any paying agent from any payment of principal of or interest on any Note, if such payment can be made without such withholding by any other paying agent; (9) to any withholding or deduction which is imposed on a payment to an individual and is required to be made pursuant to any European Union Directive on the taxation of savings implementing the conclusions of the European Union’s Economic and Finance Ministers Council meeting of 26-27 November 2000, or any law implementing or complying with, or introduced in order to conform to, any such directive (including the Council Directive 2003/48/EC adopted on June 3, 2003) or (10) in the case of any combination of items (1), (2), (3), (4), (5), (6), (7), (8) and (9).

          The Notes are subject in all cases to any tax, fiscal or other law or regulation or administrative or judicial interpretation applicable thereto. Except as specifically provided for herein, the Company shall not be required to make any payment with respect to any tax, assessment or governmental charge imposed by any government or a political subdivision or taxing authority thereof or therein.

          As used herein, the term “United States Holder” means a beneficial owner of a Note that is (i) a citizen or resident of the United States, (ii) a corporation or other entity taxable as a corporation organized in or under the laws of the United States or any political supervision thereof, (iii) an estate, the income of which is subject to United States federal income taxation regardless of its source or (iv) a trust if (A) a U.S. court is able to exercise primary supervision over the trust’s administration and (B) one or more United States persons have the authority to control all of the trust’s substantial decisions. If a partnership holds a Note, the tax treatment of partners will generally depend upon the status of the partners and activities of the partnership. As used here, the term “Non-United States Holder” means a beneficial owner of the Note that is not a United States Holder.

          The Indenture contains provisions for defeasance and discharge of the entire principal of all the Notes of any series upon compliance by the Company with certain conditions set forth therein.

          If an Event of Default with respect to the Notes, as defined in the Indenture, shall occur and be continuing, the principal of all the Notes may be declared due and payable in the manner and with the effect provided in the Indenture.

          The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Notes under the Indenture at any time by the Company with the consent of the Holders of not less than a majority in aggregate principal amount of the Notes at the time Outstanding of each series affected thereby. The Indenture also contains provisions permitting the Holders to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences with respect to a series, provided that the Holders of at least a majority in principal amount of the Notes at the time Outstanding of any series affected by a waiver consent to such waiver. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent or waiver is made upon this Note.

          No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the times, place and rate, and in the coin or currency, herein prescribed.

          As provided in the Indenture and subject to certain exceptions therein set forth, this Note is transferable on the Securities Register of the Company, upon surrender of this Note for registration of transfer at the office or agency of the Company to be maintained for that purpose in the City of New York, New York, or, at the option of the Holder, at the office or agency of the Company to be maintained for that purpose in the City of New York, New York, or at any other office or agency of the Company maintained for that purpose, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Securities Registrar duly executed by, the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees.

          The Notes are issuable only in registered form without coupons in denominations of $2,000.00 and integral multiples of $1,000.00 in excess thereof. As provided in the Indenture and subject to certain limitations therein set forth, Notes are exchangeable for a like aggregate principal amount of Notes of a like tenor and of a different authorized denomination, as requested by the Holder surrendering the same.

          No service charge shall be made for any such transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection with the registration of such transfer or exchange, other than certain exchanges not involving any transfer.

          Certain terms used in this Note that are defined in the Indenture have the meanings set forth therein.

          This Note shall for all purposes be governed by, and construed in accordance with, the laws of the State of New York.

          The Company, the Trustee for the Notes and any agent of the Company or such Trustee may treat the Person in whose name this Note is registered as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Note be overdue, and neither the Company, such Trustee nor any such agent shall be affected by notice to the contrary.

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL NOTE

          The initial principal amount of this Global Note is $[          ]. The following increases or decreases in this Global Note have been made:

Date of Exchange	Amount of decrease in Principal Amount of this Global Note	Amount of increase in Principal Amount of this Global Note	Principal amount of this Global Note following such decrease or increase	Signature of authorized signatory of Trustee or Securities Custodian